TuHURA Biosciences Reports Second Quarter 2026 Financial Results and Provides a Corporate Update

TAMPA, Fla., August 14, 2026 -- TuHURA Biosciences, Inc. (NASDAQ:HURA) (“TuHURA” or the “Company”), a Phase 3 immuno-oncology company developing novel therapeutics to overcome resistance to cancer immunotherapy, today reported financial results for the Company's second quarter ended June 30, 2026, and provided a corporate update.

“We have made significant progress in advancing all our programs forward and are positioned to continue driving towards several anticipated milestones targeted for the second half of the year,” said Dr. James Bianco, President and CEO of TuHURA Biosciences. “In the second half, we anticipate receiving safe-to-proceed feedback from FDA and to initiating our Phase 1b/2 trial of VISTA in mutNPM1 r/r AML, initiating our in vivo POC studies for MDSC Inhibitors (Bi-specific antibody drug conjugates (ADCs)), potentially receiving orphan drug designation in Merkel cell carcinoma (MCC) for IFx-2.0, and potentially receiving orphan drug designation in AML for TBS-2025. The recent $50 million term credit facility made available to us by our largest shareholder provides us a non-convertible source of operating capital with adequate runway for us to achieve our strategic objectives and execute on our goals.”

Second Quarter and Recent Corporate Highlights:

•
Filed Investigational New Drug (IND) Application for Evaluation of the TBS-2025 VISTA Inhibiting Antibody in Molecularly Defined Subsets of AML and other Blood Related Cancers. The IND is aligned with guidance previously provided by the U.S. Food and Drug Administration (FDA) on the development pathway for both monotherapy and combination with menin inhibitors for Acute Myeloid Leukemia (AML). The FDA noted that the previously planned IND meeting would not be necessary and instead the FDA provided written responses to questions and information related to the Company's proposed Phase 1b/2 development plan for TBS-2025 in AML.

•
In April 2026, the Company announced a $50 million credit facility and royalty transaction extending its anticipated cash runway into 2028. Under the terms of the loan agreement for the credit facility, TuHURA will have the ability to draw down on the facility on an as-needed basis to fund monthly expenses for ongoing clinical development and operations. The facility bears a 12% annual interest rate on outstanding funds drawn, with interest paid monthly and principal repayment due at a 5-year maturity date for April 21, 2031. The facility was provided by TuHURA’s largest shareholder.

Currently Anticipated Milestones by Program

IFx-2.0 (Innate Immune Agonist)

•
2H 2026: Expect to receive orphan drug designation in MCC
•
1H2027: Expect preliminary results from IR study IFX-2.0 with Keytruda® for deep seated MCC
•
2H 2027: Expect to complete enrollment in the Phase 3 study of IFx-2.0

TBS-2025 (VISTA inhibiting mAb)

•
2H 2026: Expect to initiate Phase 1b/2 trial of VISTA in mutNPM1 r/r AML
•
2H 2026: Expect to receive orphan drug designation in AML
•
1H 2027: Expect preliminary safety and response data for VISTA in mutated NMP1 r/r AML

MDSC Inhibitors (Bi-specific ADCs)

•
2H 2026: Presentations at key scientific meetings
•
2H 2026: Initiation of ADC in vivo POC studies

Summary of Financial Results for the Second Quarter 2026

Cash and cash equivalents of $1.0 million at June 30, 2026. In April 2026 and July 2026, the Company received $0.3 million and $0.1 million, respectively, in gross proceeds under the ATM Program. Additionally, the Company has received $5.7 million in gross proceeds to date on the Parkview credit facility, which includes $2.15 million subsequent to June 30, 2026. TuHURA's total common shares outstanding were approximately 63.7 million at June 30, 2026.

Research and development expenses were $6.6 million and $4.9 million for the 3 months ended June 30, 2026, and 2025, respectively. The increase of $1.7 million was related to an increase in clinical development activity the Company’s ongoing and planned clinical trials.

General and administrative (G&A) expenses were $2.1 million and $1.9 million for the 3 months ended June 30, 2026, and 2025, respectively. The increase of $0.3 million was primarily due to increases in non-cash stock compensation expense and costs associated with being a public company.

Net cash outflows from operating activities were ($13.0) million and ($10.9) million for the 6 months ended June 30, 2026, and 2025, respectively.

Net cash flows from financing activities were $10.6 million and $8.1 million for the 6 months ended June 30, 2026, and 2025, respectively.

About TuHURA Biosciences, Inc.
TuHURA Biosciences, Inc. (NASDAQ: HURA) is a Phase 3 immuno-oncology company developing novel technologies to overcome primary and acquired resistance to cancer immunotherapy, two of the most common reasons cancer immunotherapies fail to work or stop working in the majority of patients with cancer.

TuHURA's lead innate immune agonist, IFx-2.0, is designed to overcome primary resistance to checkpoint inhibitors. TuHURA is enrolling patients in its randomized placebo-controlled Phase 3 registration trial of IFx-2.0 administered as an adjunctive therapy to Keytruda® (pembrolizumab) compared to Keytruda® plus placebo in first-line treatment for advanced or metastatic Merkel Cell Carcinoma.

In addition to its innate immune agonist product candidates, TuHURA is developing TBS-2025, a VISTA inhibiting mAb moving into dose escalation/optimization Phase 1b trial in mutNPM1 r/r AML, a molecularly defined subgroup representing approximately 35% of patients with AML. TuHURA is also leveraging its Delta Opioid Receptor technology to develop first-in-class, bi-specific, bi-functional antibody drug conjugates (ADCs) targeting MDSCs to inhibit their immune-suppressing effects on the tumor microenvironment to prevent T cell exhaustion and acquired resistance to checkpoint inhibitors and cellular therapies.

For more information, please visit www.tuhurabio.com and connect with TuHURA on Facebook, X, and LinkedIn.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These Forward-Looking Statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and other future conditions. In some cases, you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “plan,” “expect,” “goal,” “seek,” “future,” “likely,” or the negative or plural of these words or similar expressions. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, among others: the risk that funds available under the Company’s credit facility may be insufficient to fund the Company’s operations and development programs to the extent anticipated; risks associated with conducting the ongoing Phase 3 trial for IFx.20; the risks associated with continuing the development of TBS-2025 and our DOR technologies; risks related to patient enrollment, trial design, data outcomes and regulatory interactions; uncertainty regarding the timing and likelihood of regulatory approvals; and the other risks described from time to time in detail in Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed on March 31, 2026, and TuHURA’s other reports and filings with the SEC from time to time, which are available on TuHURA’s website and at www.sec.gov.

The forward-looking statements and other information contained in this press release are made as of the date hereof, and TuHURA does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Investor Contact:

Monique Kosse

Gilmartin Group

Monique@GilmartinIR.com